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                              TERMINATION AGREEMENT

         This Termination Agreement (this "Termination Agreement") dated as of January 8, 1998, among Shoney's, Inc., a Tennessee corporation (the "Company"), and Raymond D. Schoenbaum, an individual resident of the State of Georgia, and Betty J. Schoenbaum, an individual resident of the State of Florida.

                               W I T N E S S E T H:

         WHEREAS, the parties to this Termination Agreement are parties to a Settlement Agreement dated as of August 10, 1997 and amended as of November 11, 1997 (as so amended, the "Settlement Agreement"); and

         WHEREAS, each of the parties to this Termination Agreement has determined that it is in such party's best interests to terminate the Settlement Agreement, except to the extent provided herein, effective upon the execution of this Agreement by all of the parties hereto.

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:

         A. Termination of Settlement Agreement. Except to the extent set forth in Section B of this Termination Agreement, effective upon the execution of this Agreement by all of the parties hereto, the Settlement Agreement is hereby terminated by the mutual agreement of the Company, Raymond D. Schoenbaum and Betty J. Schoenbaum.

         B. Surviving Provisions. Notwithstanding the provisions of Section A of this Termination Agreement, Sections 3 and 8 of the Settlement Agreement (the "Surviving Provisions") shall not be terminated and shall continue in full force and effect.

         C.       Miscellaneous.

                  (a) Each of the parties agrees that it will not avoid or seek to avoid the observance or performance of any of the terms hereof or of the Surviving Provisions (whether by alleging in any court that one or more of the provisions of this Termination Agreement or the Surviving Provisions is invalid or unenforceable, or otherwise), but will act at all times in good faith to assist in the carrying out of all such terms, and each of the parties hereby irrevocably waives any claim that any provision hereunder or in the Surviving Provisions may be invalid or unenforceable and agrees not to contend to the contrary. In addition, each of the parties agrees that it will use all reasonable efforts to defend against any claim by a third party that any of the provisions of this Termination Agreement or the Surviving Provisions is invalid or unenforceable.

                  (b) Each of the parties acknowledges and agrees that irreparable injury to the other parties hereto would occur if any of the provisions of this Termination Agreement or the Surviving Provisions were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in money damages. It is accordingly agreed that each party hereto (the "Moving Party") shall be entitled to specific enforcement of the terms


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hereof and the Surviving Provisions and injunctive or other equitable relief as a remedy for such nonperformance or breach, and each party further waives any requirement for the securing or posting of any bond in connection with such remedy. The other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The remedies for which this Section provides shall not be deemed to be the exclusive remedies for breach of this Termination Agreement or the Surviving Provisions, but shall be in addition to all other remedies available at law or equity.

                  (c) If any term, provision, covenant or restriction of this Termination Agreement or the Surviving Provisions is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, the parties agree that such provision, covenant or restriction will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the legality, validity and enforceability of the remaining provisions of this Termination Agreement or the Surviving Provisions shall not in any way be affected or impaired thereby. The parties will negotiate in good faith to amend this Termination Agreement and the Surviving Provisions to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                  (d) Any waiver by any party hereto of a breach of any provision of this Termination Agreement or the Surviving Provisions shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Termination Agreement or the Surviving Provisions. The failure of a party hereto to insist upon strict adherence to any term of this Termination Agreement or the Surviving Provisions on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Termination Agreement or the Surviving Provisions.

                  (e) This Termination Agreement and the Surviving Provisions contain the entire understanding of the parties hereto with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein and in the Surviving Provisions. This Termination Agreement and the Surviving Provisions may be amended only by a written instrument duly executed by the parties hereto.

                  (f) This Termination Agreement and the Surviving Provisions shall be governed by and construed and enforced in accordance with the laws of Tennessee, without reference to the conflict of laws principles thereof.

                  (g) This Termination Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.



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         IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Termination Agreement to be executed on the date first above written.

                                    SHONEY'S, INC.


                                    By: /s/ F.E. McDaniel, Jr.
                                        ------------------------------------
                                        Name: F.E. McDaniel, Jr.
                                              ------------------------------
                                        Title: Chief Administrative Officer,
                                               -----------------------------
                                        Secretary, and General Counsel
                                        ------------------------------



                                     /s/ Raymond D. Schoenbaum
                                     ---------------------------------------
                                     Raymond D. Schoenbaum



                                     /s/ Betty J. Schoenbaum
                                     ---------------------------------------
                                     Betty J. Schoenbaum




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